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                                                                    EXHIBIT 10.2

                            TERMINATION OF AGREEMENT

     This Termination of Agreement, dated as of June 30, 2000, is between ArQule, Inc. ("ArQule"), a Delaware corporation, and Pharmacia Corporation, formerly known as Monsanto Company ("Pharmacia"), a Delaware corporation.

                                    RECITALS

     WHEREAS, ArQule and Pharmacia have previously entered into an Array Delivery and Testing Agreement dated December 23, 1996, as subsequently amended and restated on January 11, 2000 (the "Prior Agreement"), with respect to which ArQule provides certain compound arrays for testing by Pharmacia and its Affiliates and performs certain other compound development activities in exchange for payment by Pharmacia of research funds, milestone payments and royalties; and

     WHEREAS, Pharmacia has decided, and ArQule is willing to, terminate the Prior Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, the parties hereby agree as follows:

     1. TERMINATION. The Prior Agreement previously executed and delivered by and between ArQule and Pharmacia entitled "Amended and Restated Array Delivery and Testing Agreement" dated January 2000 (including its predecessor agreement entitled "Array Delivery and Testing Agreement" dated December 23, 1996, and any other understandings and agreements relating to the subject matter thereof), and the obligations and rights of the parties with respect thereto, except as set forth below, are hereby terminated in their entirety.

     2. TERMINATION PAYMENT. In consideration of the termination of the Prior Agreement, and the satisfaction and discharge of any and all of Pharmacia's obligations to make research and development and array delivery payments thereunder, including without limitation all payments pursuant to Subsections
3.2.5 and 3.3.2, Pharmacia shall pay to ArQule, within sixty (60) days following the date hereof, the sum of [*]. ArQule represents that, upon payment of the foregoing amount, there are no amounts outstanding or due from Pharmacia as of the date hereof under the Prior Agreement of which ArQule is aware or should have been aware.

     3. SURVIVAL OF PROVISIONS. Notwithstanding the foregoing or anything to the contrary in Section 11.4 of the Prior Agreement, the following provisions of the Prior Agreement shall survive termination: Articles 8, 10, and 12 (except for Section 12.15 which shall not survive).

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*Confidential treatment has been requested for the marked portion.

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     IN WITNESS WHEREOF, the undersigned have duly executed and delivered this
Agreement as a sealed instrument effective as of the date first above written.


G.D. SEARLE & CO.                             ARQULE, INC.



By: [ILLEGIBLE]                               By: /s/ Stephen A. Hill
    ---------------------------                   -----------------------------
Name:                                         Name: Stephen A. Hill
Title:                                        Title: CEO



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